UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 9, 2011

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Blyth, Inc. with the U.S. Securities and Exchange Commission on June 9, 2011 (“Original Filing”). The sole purpose of this Amendment No. 1 is to disclose Blyth’s decision as to how frequently it will conduct future shareholder votes on executive compensation.   No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d)           As reported in the Original Filing, at Blyth’s 2011 Annual Meeting of Stockholders held on June 9, 2011, 3,825,472 of the votes cast by stockholders were voted, on an advisory basis, in favor of holding future advisory votes on named executive officer compensation every three years and 3,273,960 of the votes cast by stockholders were voted, on an advisory basis, in favor of holding future advisory votes on named executive officer compensation every year.  In light of the close voting results and other factors, Blyth’s Board of Directors has decided that future advisory votes on named executive officer compensation will be held every year until the next advisory vote on the frequency of such votes, which in accordance with applicable law, will occur no later than Blyth’s Annual Meeting in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: September 14, 2011	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President and General Counsel